FOR IMMEDIATE RELEASE	TSX: CTI OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES DUAL TRADING ON THE TSX IN CANADA AND THE OTCBB IN THE U.S.

Vancouver, BC (June 15, 2005) – Chemokine Therapeutics Corp. (the Company) (TSX: CTI, OTCBB: CHKT), a biotechnology company developing peptide-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that it has established trading in the United States in its common stock on the Over-The-Counter Bulletin Board (OTCBB) under the ticker symbol CHKT.

Although incorporated in Delaware and registered with the Securities and Exchange Commission, the Company completed its initial public offering (IPO) last December in Canada. The Company has now expanded trading in its common shares into the U.S. trading market. The Company’s expansion to US trading is intended to both broaden and diversify the Company's shareholder base.

“We are very pleased to provide dual trading markets for the benefit of our shareholders, more than half of whom reside outside of Canada,” said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics Corp. “An active trading market in the U.S. benefits current and future investors by providing more liquidity through the ability to trade through another market.”

Important information regarding Chemokine’s listing in the Mergent OTC Industrial Manual and “Blue Sky” Trading Qualification

Chemokine’s corporate profile, which includes descriptive text as well as news and financial statements, is accessible via Mergent’s online and print products.  As part of Mergent’s listing services, the Company will be highlighted separately on www.mergent.com with an active hyperlink back to the Company’s website. The Mergent OTC Industrial Manual is a recognized securities manual in 38 states for purposes of the Blue Sky Manual Exemption allowing market trading in those states. First published in 1918, and formerly known as Moody’s™ Manuals and News Reports, the publication was re-branded as Mergent’s Manuals and News Reports when Mergent, Inc. acquired Moody's™ Financial Information Services division in 1998.

In addition to the 38 states that have adopted the “recognized securities manual exemption” allowing trading in the Company’s shares, the Company is seeking to qualify for trading in other states such as New York and California. The Company will continue its efforts to establish a broad market in the United States.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a new class of cytokines, proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.  Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit our website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp. Phone: (604) 822-0301 Ian Harper Corporate Development iharper@chemokine.net Frederica Bell Investor Relations fbell@chemokine.net Internet: www.chemokine.net

U.S. Media Enquiries

Richard E. Cooper / Jennifer K. Zimmons, Ph.D.

Strategic Growth International
Phone: (212) 838-1444

Fax: (212) 838-1511

Email: jzimmons@sgi-ir.com

Canadian Media Enquiries

Ross Marshall

The Equicom Group Inc.

Phone: (416) 815-0700 (Ext.238)

E-mail: rmarshall@equicomgroup.com

Fax: (416) 815-0080